UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2020

ENTERCOM COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 660-5610
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	ETM	New York Stock Exchange
Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share
Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2020, Entercom Media Corp. (the “Borrower”), a wholly owned subsidiary of Entercom Communications Corp. (the “Company”), entered into Amendment No. 5 (the “Amendment”) to the Credit Agreement, dated October 17, 2016 (as previously amended, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), with the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Amendment, among other things:
(a)amended the Borrower’s financial covenants under the Credit Agreement by (i) suspending the testing of the Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement) through the Test Period (as defined in the Credit Agreement) ending December 31, 2020, (ii) adding a new minimum liquidity covenant of $75 million until December 31, 2021, or such earlier date as the Borrower may elect (the “Covenant Relief Period”) and (iii) imposing certain restrictions during the Covenant Relief Period, including, among other things, certain limitations on incurring additional indebtedness and liens, making restricted payments or investments, redeeming notes and entering into certain sale and lease-back transactions;
(b)increased the interest rate under the Credit Agreement during the Covenant Relief Period applicable to (i) 2024 Revolving Credit Loans (as defined in the Credit Agreement) to (x) in the case of Eurodollar Rate Loans (as defined in the Credit Agreement), a customary Eurodollar rate formula plus a margin of 2.50% per annum, and (y) in the case of Base Rate Loans (as defined in the Credit Agreement), a customary base rate formula plus a margin of 1.50% per annum, and (ii) Letter of Credit (as defined in the Credit Agreement) fees to 2.50% times the daily maximum amount available to be drawn under any such Letter of Credit; and
(c)modified the definition of Consolidated EBITDA by setting fixed amounts for the fiscal quarters ending June 30, 2020, September 30, 2020, and December 31, 2020, for purposes of testing compliance with the Consolidated Net First Lien Leverage Ratio financial covenant during the Covenant Relief Period, which fixed amounts correspond to the Borrower’s Consolidated EBITDA as reported under the Existing Credit Agreement for the Test Period ended March 31, 2020, for the fiscal quarters ending June 30, 2019, September 30, 2019, and December 31, 2019, respectively.
        The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
        On July 20, 2020, the Company issued a press release (the “Press Release”) announcing the Amendment. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
        The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Title

10.1
Amendment No. 5, dated July 20, 2020, to the Credit Agreement, dated October 17, 2016 (as amended), among Entercom Media Corp., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the XBRL file)

99.1	Entercom Communications Corp.’s Press Release, issued July 20, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and Secretary
Dated: July 20, 2020